UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 22, 2008
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)

On August 22, 2008, the HR and Compensation Committee (the “HRC”) of the Board of Directors of Hewlett-Packard Company (“HP”) approved a special performance-based cash incentive arrangement for Shane V. Robison, Executive Vice President and Chief Strategy and Technology Officer. A copy of the related form of performance-based cash incentive notification letter is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Under the arrangement, a targeted cash amount of $2,000,000 was established. The amount payable under the arrangement will vary based on HP’s cash flow from operations as a percentage of revenue (“CFO%”) during HP’s 2009 fiscal year. If performance is achieved at target, payout will be 100% of the targeted cash amount; if performance is achieved at maximum, payout will be 150% of the targeted cash amount. Performance at threshold will yield a payout of 30% of target, and performance below threshold will result in no payout. Performance between these levels will be determined based on straight-line interpolation.

The CFO% target applicable under the arrangement will be the same as the CFO% target established each year in connection with awards of performance-based restricted units under the Hewlett-Packard Company 2004 Stock Incentive Plan and in connection with the outstanding programs under the HP Long-Term Performance Cash Program. This target will be set by the HRC for fiscal 2009 within 90 days after the beginning of that period.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Form of Special Performance-Based Cash Incentive Notification Letter.*†

*Indicates management contract or compensatory plan, contract or arrangement.

†Incorporated by reference to Exhibit 10.1 of HP’s Current Report on Form 8-K filed on May 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 27, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Special Performance-Based Cash Incentive Notification Letter.*†

*Indicates management contract or compensatory plan, contract or arrangement.

†Incorporated by reference to Exhibit 10.1 of HP’s Current Report on Form 8-K filed on May 20, 2008.